Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated February 28, 2025, with respect to the consolidated financial statements of ClearDoc, Inc and Subsidiary (Company) as of December 31, 2023 and 2022 and for the two years then ended.

/s/ CBIZ CPAs P.C.

Kansas City, Missouri
February 13, 2026